EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Granite Construction Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                                   PricewaterhouseCoopers LLP


San Jose, California
February 16, 2001